Exhibit 99.1

Gain Therapeutics Initiates Phase 1b Clinical Trial of Lead Candidate GT-02287 in People with GBA1 and Idiopathic Parkinson’s Disease

The Company has received approval to begin enrollment of the Phase 1b clinical trial in Australia

Phase 1b clinical trial will assess safety and tolerability along with biomarkers during three months of dosing with GT-02287 in people diagnosed with Parkinson’s disease

Phase 1b clinical trial follows successful Phase 1 study in which GT-02287 was safe and well tolerated while demonstrating GCase target engagement

BETHESDA, Md., December 23, 2024 -- Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today announced it has received approval in Australia to initiate a Phase 1b trial. Gain will be working with local Parkinson’s disease (PD) advocacy groups to support enrollment and expects enrollment to complete in the spring of 2025 with data from the study expected mid-2025. GT-02287 is the Company’s lead allosteric small molecule in clinical development for the treatment of PD with or without a GBA1 mutation. The primary goal of the Phase 1b trial is to assess the safety and tolerability of GT-02287 in people with PD.

The Phase 1b trial follows the successful Phase 1 study in healthy volunteers completed during Q3 2024, in which GT-02287 demonstrated a favorable safety and tolerability profile as well as plasma and CNS exposures in the projected therapeutic range. Importantly, the Phase 1 study also showed significant target engagement of GT-02287 demonstrated by a statistically significant increase in glucocerebrosidase (GCase) activity that was >50%.

“It is a fitting end to what has been a transformative year for Gain Therapeutics with the initiation of our Phase 1b clinical trial for GT-02287 in Australia. During 2024, Gain Therapeutics made the significant transition from preclinical to clinical stage development with successful completion of the healthy volunteer studies. We believe GT-02287 has the potential to slow or stop the progression of Parkinson’s disease and look forward to further evaluating the safety and tolerability of GT-02287; while also observing its impact on key biomarkers of Parkinson’s disease after three months of administration in the Phase 1b trial. Gain Therapeutics welcomes the New Year and we are excited to take another critical step towards advancing GT-02287 into Phase 2 trial preparation in 2025 following results of the Phase 1b trial, expected mid-year 2025,” said Gene Mack, CFO and Interim CEO of Gain Therapeutics.

Jonas Hannestad, M.D., Ph.D., Chief Medical Officer of Gain, continued, “The Phase 1b clinical trial of GT-02287 will be conducted at seven sites covering the major metropolitan areas in Australia, all of which have experience with Parkinson’s disease trials. Historically, a limited number of clinical trials in Parkinson’s disease have included Australian sites, and we have heard from both investigators and potential participants that they are eager to have the opportunity to partake in this study.”

The Phase 1b open-label trial will assess the safety and tolerability of 13.5 mg/kg/day of GT-02287 for three months in patients with GBA1-PD or idiopathic Parkinson’s disease. Secondary endpoints include pharmacokinetics, GCase modulation, levels of GCase substrates, and other biomarkers in plasma and cerebrospinal fluid . Data from the Phase 1b trial is anticipated mid-2025.

For more information visit: https://clinicaltrials.gov/study/NCT06732180

About GT-02287

Gain Therapeutics’ lead drug candidate, GT-02287, is in clinical development for the treatment of Parkinson’s disease (PD) with or without a GBA1 mutation. The orally administered, brain-penetrant small molecule is an allosteric protein modulator that restores the function of the lysosomal protein enzyme glucocerebrosidase (GCase) which becomes misfolded and impaired due to mutations in the GBA1 gene, the most common genetic abnormality associated with PD, or other age-related stress factors. In preclinical models of PD, GT-02287 restored GCase enzymatic function, reduced aggregated α-synuclein, neuroinflammation and neuronal death, and improved motor function and cognitive performance. Additionally, GT-02287 significantly reduced plasma neurofilament light chain (NfL) levels, an emerging biomarker for neurodegeneration.

Compelling preclinical data in models of both GBA1-PD and idiopathic PD, demonstrating a disease-modifying effect after administration of GT-02287, suggests that GT-02287 may have the potential to slow or stop the progression of Parkinson’s disease.

Gain’s lead program in Parkinson’s disease has been awarded funding support from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) and The Silverstein Foundation for Parkinson’s with GBA, as well as from the Eurostars-2 joint program with co-funding from the European Union Horizon 2020 research and Innosuisse – Swiss Innovation Agency.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate, GT-02287 is currently being evaluated for the treatment of Parkinson’s disease with or without a GBA1 mutation. Results from a Phase 1 study of GT-02287 in healthy volunteers demonstrated favorable safety and tolerability, plasma exposure in the projected therapeutic range, CNS exposure, and target engagement and modulation of GCase enzyme.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced Magellan™ platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology.

Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the timing of results from a Phase 1b clinical study for GT-02287; expectations regarding the timing of patient enrollment for a Phase 1b clinical study for GT-02287; and the potential therapeutic and clinical benefits of the Company’s product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the quarter ended September 30, 2024. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Apaar Jammu and Chuck Padala
ajammu@gaintherapeutics.com
chuck@lifesciadvisors.com

Media Contacts:

Russo Partners
Nic Johnson and Elio Ambrosio
nic.johnson@russopartnersllc.com
elio.ambrosio@russopartnersllc.com
(760) 846-9256